UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) August 18, 2003

AGILENT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15405	77-0518772
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

395 Page Mill Road, Palo Alto, California 94306
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (650) 752-5000

(Former name, former address and former fiscal year, if changed since last report)

Item 12. Results of Operations and Financial Condition
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1

Item 12. Results of Operations and Financial Condition

     The information in this Form 8-K is furnished under Item 12 in accordance with SEC Release No. 33-8255.

     The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

     On August 18, 2003, Agilent Technologies, Inc. (the “Company”) issued its press release announcing financial results for the three months ended July 31, 2003. A copy of this press release is attached as Exhibit 99.1.

     We provide non-GAAP financial information in the attached press release in order to provide meaningful supplemental information regarding our operational performance and to enhance our investors’ overall understanding of our core current financial performance and our prospects for the future. We believe that our investors benefit from seeing our results “through the eyes” of management in addition to the GAAP presentation. Management measures segment and enterprise performance using measures such as those that are disclosed in the attached release. This information facilitates management’s internal comparisons to the company’s historical operating results and comparisons to competitors’ operating results. Non-GAAP information allows for greater transparency to supplemental information used by management in its financial and operational decision-making. Historically, we have reported similar non-GAAP information to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting. This information is not in accordance with, or an alternative for, generally accepted accounting principles in the United States and may be different from the non-GAAP information provided by other companies.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

	By:	/s/ Marie Oh Huber

		Name:	Marie Oh Huber
		Title:	Vice President, Assistant Secretary and Assistant General Counsel
Date: August 18, 2003

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of the Company dated August 18, 2003 announcing financial results for the three months ended July 31, 2003.